(As filed December 19, 2005)
                                                               File No. 70-10074
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
            --------------------------------------------------------

                                     POS AMC

                         Post-Effective Amendment No. 2

                                (Amendment No. 4)
                                       to
                                    FORM U-1
                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
            ---------------------------------------------------------

                            NATIONAL FUEL GAS COMPANY
                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      NATIONAL FUEL GAS SUPPLY CORPORATION
              HORIZON ENERGY DEVELOPMENT, INC. AND ITS SUBSIDIARIES
              HIGHLAND FOREST RESOURCES, INC. AND ITS SUBSIDIARIES
                                 LEIDY HUB, INC.
                        DATA-TRACK ACCOUNT SERVICES, INC.
                     HORIZON LFG, INC. AND ITS SUBSIDIARIES
                    HORIZON POWER, INC. AND ITS SUBSIDIARIES
                                6363 Main Street
                          Williamsville, New York 14221

                SENECA RESOURCES CORPORATION AND ITS SUBSIDIARIES
                        1201 Louisiana Street, Suite 400
                              Houston, Texas 77002

                          NATIONAL FUEL RESOURCES, INC.
                       165 Lawrence Bell Drive, Suite 120
                          Williamsville, New York 14221

                  (Names of companies filing this statement and
                    addresses of principal executive offices)
              -----------------------------------------------------

                            NATIONAL FUEL GAS COMPANY

                 (Name of top registered holding company parent)
              -----------------------------------------------------

                               Philip C. Ackerman
          Chairman of the Board, President, and Chief Executive Officer
                            National Fuel Gas Company
                                6363 Main Street
                          Williamsville, New York 14221

                     (Name and address of agent for service)
             -------------------------------------------------------

                       The Commission is requested to send
                copies of all notices, orders and communications
             in connection with this Application or Declaration to:

       James P. Baetzhold, Esq.                  Andrew F. MacDonald, Esq.
       National Fuel Gas Company                 Thelen Reid & Priest LLP
          6363 Main Street                       701 Eighth Street, N.W.
     Williamsville, New York 14221                 Washington, DC 20001

          Post-Effective Amendment No. 1 in this proceeding, as filed on October 27, 2005, is hereby amended as follows:

     1. Item 3 - Applicable Statutory Provisions, is amended and restated to read as follows:

     3.1 General. Sections 6(a), 7, 9(a), 10, 12(b), 12(f) and 13(b) of the Act are applicable to the transactions approved under the Prior Order.

     3.2 Compliance with Rules 53 and 54. The transactions proposed herein are also subject to Rules 53 and 54. Under Rule 53(a), the Commission shall not make certain specified findings under Sections 7(d) and 12 of the Act in connection with a proposal by a holding company to issue securities for the purpose of acquiring the securities of or other interest in an EWG, or to guarantee the securities of an EWG, if each of the conditions in paragraphs (a)(1) through
(a)(4) thereof are met, provided that none of the conditions specified in paragraphs (b)(1) through (b)(3) of Rule 53 exists. Rule 54 provides that the Commission shall not consider the effect of the capitalization or earnings of subsidiaries of a registered holding company that are EWGs or FUCOs in determining whether to approve other transactions if Rule 53(a), (b) and (c) are satisfied. These standards are currently met.

     Rule 53(a)(1): As of September 30, 2005, National's "aggregate investment" in EWGs and FUCOs was $46,119,253, or approximately 5.9% of National's average "consolidated retained earnings" for the four quarters ended September 30, 2005 ($785,193,000).

     Rule 53(a)(2): National will maintain books and records enabling it to identify investments in and earnings from each EWG and FUCO in which it directly or indirectly acquires and holds an interest. National will cause each domestic EWG in which it acquires and holds an interest, and each foreign EWG and FUCO that is a majority-owned subsidiary, to maintain its books and records and prepare its financial statements in conformity with U.S. GAAP. All of such books and records and financial statements will be made available to the Commission, in English, upon request.

     Rule 53(a)(3): No more than 2% of the employees of Distribution (National's sole domestic public utility subsidiary) will, at any one time, directly or indirectly, render services to EWGs and FUCOs.

     Rule 53(a)(4): National will submit a copy of the Application or Declaration in this proceeding and each amendment thereto, and will submit copies of any Rule 24 certificates required hereunder, as well as a copy of Item 9 of National's Form U5S and Exhibits G and H thereof, to each of the public service commissions having jurisdiction over the retail rates of Distribution.

     In addition, National states that the provisions of Rule 53(a) are not made inapplicable to the authorization herein requested by reason of the occurrence or continuance of any of the circumstances specified in Rule 53(b).

     2. Item 4 - Regulatory Approvals, is amended and restated to read as follows:

     The New York Public Service Commission and the Pennsylvania Public Utility Commission have jurisdiction over and have authorized Distribution's utilization of interest rate hedges through December 31, 2008. No other state commission, and no federal commission, other than the Commission, has jurisdiction over any of the other proposed transaction.

     3. Item 6 - Exhibits and Financial Statements, is amended and restated to read as follows:

     A. EXHIBITS.
        --------

        G-1 Proposed Form of Federal Register Notice (previously filed).

     B. FINANCIAL STATEMENTS.
        --------------------

        1.1 Balance Sheet of National and consolidated subsidiaries, as of September 30, 2005 (incorporated by reference to National's Annual Report on Form 10-K for the fiscal year ended September 30, 2005) (File No. 1-3880).

        1.2 Statements of Income of National and consolidated subsidiaries for the twelve months ended September 30, 2005 (incorporated by reference to National's Annual Report on Form 10-K for the fiscal year ended September 30, 2005) (File No. 1-3880).

        1.3      [omitted]

        1.4      [omitted]

        1.5 Balance Sheet of Distribution, as of June 30, 2005 (previously filed).

        1.6 Statement of Income of Distribution for the twelve months ended June 30, 2005 (previously filed).

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this Post-Effective Amendment filed herein to be signed on their behalves by the undersigned thereunto duly authorized.

                                        NATIONAL FUEL GAS COMPANY
                                        HORIZON ENERGY DEVELOPMENT, INC.
                                        DATA-TRACK ACCOUNT SERVICES, INC.


                                        By: /s/ Philip C. Ackerman
                                            -----------------------
                                        Name:   Philip C. Ackerman
                                        Title:  President


                                        NATIONAL FUEL GAS DISTRIBUTION
                                          CORPORATION


                                        By: /s/ Dennis J. Seeley
                                            --------------------
                                        Name:   Dennis J. Seeley
                                        Title:  President


                                        NATIONAL FUEL GAS SUPPLY CORPORATION


                                        By: /s/ David F. Smith
                                            ------------------
                                        Name:   David F. Smith
                                        Title:  President


                                        HORIZON POWER, INC.
                                        HORIZON LFG, INC.


                                        By: /s/ Duane A. Wassum
                                            -------------------
                                        Name:   Duane A. Wassum
                                        Title:  Assistant Vice President


                       (signatures continued on next page)

                                        NATIONAL FUEL RESOURCES, INC.


                                        By: /s/ Donna L. DeCarolis
                                            ----------------------
                                        Name:   Donna L. DeCarolis
                                        Title:  President and Secretary


                                        SENECA RESOURCES CORPORATION
                                        HIGHLAND FOREST RESOURCES, INC.


                                        By: /s/ James A. Beck
                                            -----------------
                                        Name:   James A. Beck
                                        Title:  President


                                        LEIDY HUB, INC.


                                        By: /s/ J. R. Pustulka
                                            ------------------
                                        Name:   J. R. Pustulka
                                        Title:  Senior Vice President and
                                                  Secretary


Date:  December 19, 2005